Exhibit 10.32

Notice of Grant of Stock Option

and

Terms and Conditions of Stock Option

Grantee:	[Name]	Option Number:	[ ]
	[Address]	Plan:	2014
	[Address]	ID:	[ ]

Effective [                ] (the “Award Date”), you (the “Grantee”) have been granted a nonqualified stock option (the “Option”) to buy [                ] shares1 of Common Stock of Dicerna Pharmaceuticals, Inc. (the “Corporation”) at a price of $[                ] per share1 (the “Exercise Price”).

The aggregate Exercise Price of the shares subject to the Option is $[                ].1

[The Option will become vested as to 25% of the total number of shares of Common Stock subject to the Option on the first anniversary of the Award Date. The remaining 75% of the total number of shares of Common Stock subject to the Option shall become vested in 36 substantially equal monthly installments, with the first installment vesting on the last day of the month following the month in which the first anniversary of the Award Date occurs and an additional installment vesting on the last day of each of the 35 months thereafter.1, 2] [Modify as needed for vesting terms of the particular grant.]

The Option will expire on [                ] (the “Expiration Date”). 1, 2

By your signature and the Corporation’s signature below, you and the Corporation agree that the Option is granted under and governed by the terms and conditions of the Corporation’s 2014 Performance Incentive Plan (the “Plan”) and the Terms and Conditions of Nonqualified Stock Option (the “Terms”), which are attached and incorporated herein by this reference. This Notice of Grant of Stock Option, together with the Terms, will be referred to as your Option Agreement. The Option has been granted to you in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to you. Capitalized terms are defined in the Plan if not defined herein or in the Terms. You acknowledge receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

Dicerna Pharmaceuticals, Inc.	Date

[Grantee Name]	Date

[1]	Subject to adjustment under Section 7.1 of the Plan.
[2]	Subject to early termination under Section 5 of the Terms and Section 7.2 of the Plan.

DICERNA PHARMACEUTICALS, INC.

2014 PERFORMANCE INCENTIVE PLAN

TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION

1.	General.

These Terms and Conditions of Nonqualified Stock Option (these “Terms”) apply to a particular stock option (the “Option”) if incorporated by reference in the Notice of Grant of Stock Option (the “Grant Notice”) corresponding to that particular grant. The recipient of the Option identified in the Grant Notice is referred to as the “Grantee.” The per share exercise price of the Option as set forth in the Grant Notice is referred to as the “Exercise Price.” The effective date of grant of the Option as set forth in the Grant Notice is referred to as the “Award Date.” The exercise price and the number of shares covered by the Option are subject to adjustment under Section 7.1 of the Plan.

The Option was granted under and subject to the Dicerna Pharmaceuticals, Inc. 2014 Performance Incentive Plan (the “Plan”). Capitalized terms are defined in the Plan if not defined herein. The Option has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. The Grant Notice and these Terms are collectively referred to as the “Option Agreement” applicable to the Option.

2.	Vesting; Limits on Exercise; Incentive Stock Option Status.

The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the Grant Notice; provided, however, that the Option shall be subject to accelerated vesting as provided in Section 5.3 below in the event of the Grantee’s death or Total Disability (as defined in Section 5.3 below). The Option may be exercised only to the extent the Option is vested and exercisable.

•	Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

•	Minimum Exercise. No fewer than 100 shares of Common Stock (subject to adjustment under Section 7.1 of the Plan) may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

•	Nonqualified Stock Option. The Option is a nonqualified stock option and is not, and shall not be, an incentive stock option within the meaning of Section 422 of the Code.

3.	Continuance of Employment/Service Required; No Employment/Service Commitment.

The vesting schedule applicable to the Option requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 5 below or under the Plan.

Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation. Nothing in this Option Agreement, however, is intended to adversely affect any independent contractual right of the Grantee without his/her consent thereto.

4.	Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

•	a written notice stating the number of shares of Common Stock to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Administrator may require from time to time;

•	payment in full for the Exercise Price of the shares to be purchased in cash, check or by electronic funds transfer to the Corporation;

•	any written statements or agreements required pursuant to Section 8.1 of the Plan; and

•	satisfaction of the tax withholding provisions of Section 8.5 of the Plan.

The Administrator also may, but is not required to, authorize a non-cash payment alternative by one or more of the following methods (subject in each case to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Administrator may adopt as to any such payment method):

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	in shares of Common Stock already owned by the Grantee, valued at their fair market value (as determined under the Plan) on the exercise date;

•	a reduction in the number of shares of Common Stock otherwise deliverable to the Grantee (valued at their fair market value on the exercise date, as determined under the Plan) pursuant to the exercise of the Option; or

•	a “cashless exercise” with a third party who provides simultaneous financing for the purposes of (or who otherwise facilitates) the exercise of the Option.

5.	Early Termination of Option.

5.1 Expiration Date. Subject to earlier termination as provided below in this Section 5, the Option will terminate on the “Expiration Date” set forth in the Grant Notice (the “Expiration Date”).

5.2 Possible Termination of Option upon Certain Corporate Events. The Option is subject to termination in connection with certain corporate events as provided in Section 7.2 of the Plan.

5.3 Termination of Option upon a Termination of Grantee’s Employment or Services. Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 5.2 above, if the Grantee ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary, the following rules shall apply (the last day that the Grantee is employed by or provides services to the Corporation or a Subsidiary is referred to as the Grantee’s “Severance Date”):

•	other than as expressly provided below in this Section 5.3, (a) the Grantee will have until the date that is 3 months after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 3-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-month period;

•	if the termination of the Grantee’s employment or services is the result of the Grantee’s death or Total Disability (as defined below), (a) the Option shall accelerate and be vested and exercisable as of the Grantee’s Severance Date with respect to fifty percent (50%) of the then-outstanding and unvested portion of the Option, (b) any portion of the Option that is not vested after giving effect to the foregoing clause (a) shall terminate on the Severance Date, (c) the Grantee (or his beneficiary or personal representative, as the case may be) will have until the date that is 12 months after the Grantee’s Severance Date to exercise the vested portion of the Option, and (d) the Option, to the extent exercisable for the 12-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period;

•	if the Grantee’s employment or services are terminated by the Corporation or a Subsidiary for Cause (as defined below), the Option (whether vested or not) shall terminate on the Severance Date.

For purposes of the Option, “Total Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).

For purposes of the Option, “Cause” means that the Grantee:

(1)	has been negligent in the discharge of his or her duties to the Corporation or any of its Subsidiaries, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

(2)	has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information; has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses);

(3)	has materially breached any of the provisions of any agreement with the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or

(4)	has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; has improperly induced a vendor or customer to break or terminate any contract with the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or has induced a principal for whom the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries acts as agent to terminate such agency relationship.

In all events the Option is subject to earlier termination on the Expiration Date of the Option or as contemplated by Section 5.2. The Administrator shall be the sole judge of whether the Grantee continues to render employment or services for purposes of this Option Agreement.

6.	Non-Transferability.

The Option and any other rights of the Grantee under this Option Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section 5.7 of the Plan.

7.	Notices.

Any notice to be given under the terms of this Option Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the address last reflected on the Corporation’s payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Grantee is no longer employed by the Corporation or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 7.

8.	Plan.

The Option and all rights of the Grantee under this Option Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Grantee agrees to be bound by the terms of the Plan and this Option Agreement. The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

9.	Entire Agreement.

This Option Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Option Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

10.	Governing Law.

This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

11.	Effect of this Agreement.

Subject to the Corporation’s right to terminate the Option pursuant to Section 7.2 of the Plan, this Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

12.	Counterparts.

This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

13.	Section Headings.

The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

14.	Clawback Policy.

The Option is subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require forfeiture of the Option and repayment or forfeiture of any shares of Common Stock or other cash or property received with respect to the Option (including any value received from a disposition of the shares acquired upon exercise of the Option).

15.	No Advice Regarding Grant.

The Grantee is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Grantee may determine is needed or appropriate with respect to the Option (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Option and any shares that may be acquired upon exercise of the Option). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Option Agreement) or recommendation with respect to the Option. Except for the withholding rights contemplated by Section 4 above and Section 8.5 of the Plan, the Grantee is solely responsible for any and all tax liability that may arise with respect to the Option and any shares that may be acquired upon exercise of the Option.